Exhibit 99.1

CHC GROUP RECEIVES CONTINUED LISTING STANDARD NOTICE FROM NYSE

September 3, 2015 – Vancouver, British Columbia, Canada – CHC Group (NYSE: HELI; the “Company”), the parent company of CHC Helicopter, today announced that on August 28, 2015, the Company was notified by the New York Stock Exchange (“NYSE”) that the Company is not in compliance with the NYSE’s continued listing standards as the Company failed to maintain an average global market capitalization greater than $50 million over a 30 trading-day period and stockholders’ equity greater than $50 million, each as calculated by the NYSE. The NYSE notification has no impact on the Company’s business operations.

In accordance with NYSE procedures, the Company intends to notify the NYSE that it will submit a plan within 45 days from receipt of the NYSE notice that demonstrates how the Company intends to regain compliance with the listing standards within 18 months.  Upon receipt of the plan, the NYSE has 45 days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the relevant standards within the 18-month period.  The NYSE will either accept the plan, at which time the Company will be subject to quarterly monitoring for compliance with this plan, or the NYSE will not accept the plan and can commence suspension and delisting proceedings of the Company’s ordinary shares.

As previously reported, the Company received an earlier notice from the NYSE that the Company is not in compliance with another NYSE continued listing standard because the average closing price of the Company’s ordinary shares was less than $1.00 per share over a 30 trading-day period. The Company responded to the NYSE on August 4, 2015 that it intends to cure this non-compliance before the expiration of the six month cure period, or January 23, 2016.

The NYSE notifications do not affect the Company’s Securities and Exchange Commission reporting requirements. The Company’s ordinary shares will continue to be listed and traded on the NYSE during the applicable cure periods, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, under the symbol “HELI,” but will be assigned a “.BC” indicator by the NYSE to signify that the Company is below compliance with the NYSE’s continued listing standards. In the event that the Company fails to regain compliance with the continued listing standards by the expiration of the applicable cure period, or the NYSE determines the Company has not made sufficient progress consistent with its plan, the NYSE will commence suspension and delisting procedures with respect to the Company’s ordinary shares.
ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company has a fleet of more than 230 aircraft and operates in more than 20 countries around the world.
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as

amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release regarding our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, exchange rate fluctuations, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, our ability to remain in compliance with the New York Stock Exchange listing standards, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. CHC disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information

INVESTORS	MEDIA
Laura Campbell	Mary Sanderson
Director, Investor Relations	Director, Global Communications
+1.604.232.7316	+1.214.262.7384
laura.campbell@chc.ca	mary.sanderson@chc.ca

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